UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

Columbia Laboratories, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10352	59-2758596
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 18, 2013, Columbia Laboratories, Inc. (“Columbia”), a Delaware corporation, filed with the Securities and Exchange Commission a Current Report on Form 8-K ( the “Original Form 8-K”) in connection with the consummation on September 12, 2013 of Columbia’s acquisition of the outstanding share capital of Molecular Profiles, Limited. (“Molecular Profiles”). This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K to present certain financial statements of Molecular Profiles and to present certain unaudited pro forma financial information in connection with Columbia’s acquisition of Molecular Profiles, which financial statements and unaudited pro forma financial information are filed as exhibits hereto. These financial statements were intentionally omitted from the Original Form 8-K because Columbia did not have all necessary information to file such information on the initial filing date.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Audited financial statements of Molecular Profiles Limited (in British pounds sterling) as of July 31, 2013 and 2012, including an audited note reconciling UK GAAP to US GAAP for 2013 and 2012 are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated statements of operations for the six month period ended June 30, 2013 and for the year ended December 31, 2012 as if Columbia’s acquisition of Molecular Profiles occurred on January 1, 2012, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d)	Exhibits

Exhibit No.	Description
23.1	Consent of Independent Auditors, Grant Thornton UK LLP.
99.1	Molecular Profiles financial statements as of July 31, 2013 and 2012.
99.2	The Columbia Laboratories, Inc. unaudited pro forma condensed combined consolidated financial information as of and for the six month period ended June 30, 2013 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Laboratories, Inc.

Date: November 21, 2013	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)